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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            ------------------------


       Date of Report (Date of Earliest Event Reported): February 2, 2001

                            FACTORY CARD OUTLET CORP.
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             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


               21859                                   36-3652087
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     (Commission File Number)             (I.R.S. Employer Identification No.)


2727 DIEHL ROAD
NAPERVILLE, ILLINOIS                                         60563-2371
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(Address of Principal Executive offices)                     (Zip Code)


                                 (630) 579-2000
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               (Registrant's Telephone Number, Including Area Code


                                 NOT APPLICABLE
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          (Former Name or Former Address, if changed Since Last Report)

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NY2:\1013318\03\LPVQ03!.DOC\44336.0003

ITEM 5.    OTHER EVENTS.

           On February 2, 2001, Factory Card Outlet Corp. ("Factory Card") and the Creditors' Committee appointed in its Chapter 11 case entered into a non-binding term sheet with Factory Card Holdings, Inc. ("FCH") regarding a potential transaction which would provide Factory Card with funding to enable it to emerge from Chapter 11. The term sheet is subject to, among other things, the completion of due diligence, the execution of definitive documentation and confirmation of a plan of reorganization that would have to be voted upon by creditors.

           The term sheet outlines the general terms of a transaction and plan of reorganization in which FCH would invest $10 to $13 million in equity and subordinated debt. FCH would receive approximately 85% of the common stock of Factory Card upon its emergence from Chapter 11. General unsecured creditors, whose claims are estimated to approximate $43 million, would receive a total cash distribution of $1 million and a note in the aggregate amount of $5 million. The note would be subject to downward adjustment under certain circumstances. In addition, if within 84 months of the closing of the transaction the reorganized Factory Card completes (i) a sale of all or substantially all of its assets or capital stock to a third party, or (ii) an initial public offering, then holders of allowed unsecured claims would receive eight percent (8%) of the proceeds of such sale or initial public offering, in either case up to a maximum of $5 million. Because the proposal would not result in creditors recovering the full amount of their claims, the term sheet does not contemplate holders of Factory Card's outstanding common stock receiving any distribution. Consequently the existing stock would be cancelled.

           The term sheet contemplates that the parties would enter into a definitive agreement pursuant to which (i) FCH would be entitled to an expense reimbursement of up to $400,000 and a break up fee of $600,000 under certain circumstances, including in the event that Factory Card decides to pursue an alternative transaction or course of action, and (ii) FCH would be granted a right of first refusal to match any competing proposal received by Factory Card.

           A copy of the term sheet is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

           In addition, Factory Card received a letter from FCO Acquisition Corp. ("FCOAC"), which had entered into a letter of intent with Factory Card and the Creditors' Committee in October 2000, that FCOAC was terminating its letter of intent. FCOAC indicated in its letter to Factory Card that notwithstanding its termination of the letter of intent, it was still interested in pursuing a possible transaction with Factory Card.


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
ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


Exhibit No.                                  Exhibit
-----------                                  -------

  10.1            Term Sheet dated February 2, 2001 among Factory Card
                  Holdings, Inc., Factory Card Outlet Corp., Factory Card Outlet of America, Ltd. and the Statutory Creditors' Committee of Factory Card Outlet Corp.

















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
                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          FACTORY CARD OUTLET CORP.

Date:  February 12, 2001                  By: /s/ James D. Constantine
                                              ---------------------------------
                                              James D. Constantine
                                              Senior Vice-President and
                                               Chief Financial Officer














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
                                 EXHIBIT INDEX


Exhibit No.                                  Exhibit
-----------                                  -------

  10.1            Term Sheet dated February 2, 2001 among Factory Card
                  Holdings, Inc., Factory Card Outlet Corp., Factory Card Outlet of America, Ltd. and the Statutory Creditors' Committee of Factory Card Outlet Corp.



















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